Exhibit 10.1

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

8121 Bee Cave Road, Travis County, Texas

     THIS AGREEMENT (“Agreement”) is made and entered into by and between CNW2, Inc. AS Assignor and TI Building Partnership, Ltd. as Assignee.

RECITALS:

     A. Assignor has entered into a Purchase and Sale Agreement with Catalyst Development II, L.P. (the “Contract”), for the purchase of the Property described as LOT 1, BLOCK A, LALOMA AT ROB ROY, A SUBDIVISION IN TRAVIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT OF RECORD IN VOLUME 93, PAGE 380, PLAT RECORDS OF TRAVIS COUNTY, TEXAS, AND LOCALLY KNOWN AS 8121 BEE CAVE ROAD, AUSTIN, TRAVIS COUNTY, TEXAS 7874.

     B. Assignee desires to purchase the Contract from Assignor and Assignor desires to sell the Contract, all upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor and Assignee agree as follows:

     1. Assignor hereby sells, transfers and assigns to Assignee, without recourse or warranty, all rights of Assignor in, under and to the Contract.

     2. Assignee hereby assumes and agrees to perform all obligations as the Assignee under the contract. ASSIGNEE agrees to accept the contract in its present condition. ASSIGNEE shall undertake all of its own due diligence and review under the Contract. ASSIGNEE shall indemnify and hold harmless ASSIGNOR from and against all matters regarding the Contract and actions of ASSIGNEE or for ASSIGNEE’S behalf occurring or arising after the date hereof. ASSIGNEE will not materially amend, modify, extend or terminate the Contract without the written consent of ASSIGNOR.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

ASSIGNOR: CNW2, INC., a Nevada corporation
By:	/s/ Clark N. Wilson
	Name:	Clark N. Wilson
	Title:	President

ASSIGNEE: TI BUILDING PARTNERSHIP, LTD.
By:	/s/ Kurt Rechner
	Name:	Kurt Rechner
	Title:	President and Chief Operating Officer